Exhibit 10.2

GUARANTY OF PAYMENT

THIS GUARANTY OF PAYMENT (as the same may be hereafter amended, modified, restated, renewed, replaced, supplemented or extended, this “Guaranty”) is made as of September 11, 2026, by Realbotix Corp., an Ontario corporation (the “Guarantor”), in favor of Onconetix, Inc., a Delaware corporation (together with its permitted successors and assigns, “Lender”).

R E C I T A L S:

WHEREAS, contemporaneously herewith, Lender is making available to Realbotix, LLC, a Delaware limited liability company (“Borrower”), loans in an aggregate principal amount of up to $5,000,000 (the “Loans”) pursuant to that certain Grid Promissory Note, dated as of the date hereof, made by Borrower, as maker, in favor of Lender, as payee (together with all extensions, renewals, modifications, substitutions and amendments thereof made in accordance with its terms, the “Note”);

WHEREAS, Borrower is an indirect subsidiary of Guarantor;

WHEREAS, Lender requires as a condition of entering into the Note that Guarantor shall execute and deliver this Guaranty for the benefit of Lender and Guarantor, as a holder of a direct or indirect interest in Borrower or an Affiliate of Borrower will derive substantial direct or indirect economic benefit from making of the Loan; and

WHEREAS, all capitalized terms used in this Guaranty but not defined herein have the respective meanings given to such terms in the Note.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to make the Loans to Borrower, Guarantor hereby represents, warrants, covenants and agrees with Lender as follows:

1. Authorization and Enforceability of Loan Documents. The Note, this Guaranty and each other agreement, instrument and document, if any, executed and delivered by Borrower or Guarantor in connection with the Loans (as the same may be amended, modified, restated, renewed, replaced, supplemented or extended in accordance with their terms, collectively, the “Loan Documents”) have been duly authorized and executed by Borrower or Guarantor, as applicable, and constitute legal, valid and binding obligations of Borrower or Guarantor, as applicable, enforceable against such party in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other legal or equitable principles now or hereafter in effect generally affecting creditors’ rights and remedies.

2. Obligations Guaranteed. Guarantor absolutely, unconditionally and irrevocably guarantees to Lender the due and punctual payment and performance of the following obligations, in each case when due under the Note and subject to clause (d) below (collectively, the “Guaranteed Obligations”):

(a) the outstanding principal amount of all Advances made under the Note and all interest that accrues thereon in accordance with Section 7 of the Note, in each case when due at stated maturity, by acceleration or otherwise;

(b) all other payment and performance obligations of Borrower under the Note, including all costs of collection that Borrower is required to pay under Section 16(d) of the Note;

(c) all reasonable out-of-pocket costs and expenses incurred by Lender in enforcing this Guaranty, including reasonable attorneys’ fees, in each case to the extent permitted by applicable law (collectively, the “Expenses”); and

(d) notwithstanding anything to the contrary in this Guaranty, upon the Closing and effective simultaneously therewith, the Guaranteed Obligations and this Guaranty shall automatically and irrevocably be cancelled, discharged and satisfied in full, and Guarantor shall have no further liability hereunder, all in accordance with Section 8 of the Note.

3. Conditional Guaranty. Default Notice and Cure. This Guaranty is a guaranty of payment and performance and not of collection. Notwithstanding anything to the contrary herein or in any other Loan Document, Lender shall not exercise any rights or remedies against Guarantor, nor shall Guarantor be in default hereunder, unless and until:

(a) an Event of Default under the Note has occurred and is continuing beyond any applicable notice and cure period provided to Borrower therein;

(b) Lender has delivered written notice to Guarantor specifying such Event of Default; and

(c) Guarantor has failed to cure such Event of Default within ten (10) Business Days following receipt of such written notice.

Subject to the foregoing notice and cure rights, the terms of the Note (including Section 8 thereof), and the receipt of any required regulatory approvals (including the acceptance of the TSX Venture Exchange, if applicable), Lender may proceed directly against Guarantor to collect amounts then due and payable hereunder. Guarantor waives and releases any claim (within the meaning of 11 U.S.C. § 101) against Borrower arising from a payment by Guarantor under this Guaranty, and agrees not to exercise any subrogation, contribution, or reimbursement right against Borrower, in each case only until the Guaranteed Obligations have been indefeasibly paid in full or otherwise cancelled, discharged, and satisfied in accordance with Section 8 of the Note.

4. Liability Unimpaired. Subject in all cases to Section 8 of the Note, Guarantor’s liability shall not be limited or impaired by: (i) any extension, renewal, forbearance, amendment or modification of the Note or any other Loan Document made in accordance with its terms; (ii) any settlement or compromise with, or release of, Borrower or any other Person liable for the Guaranteed Obligations; (iii) any failure by Lender to exercise, or delay by Lender in exercising, any right or remedy; (iv) the invalidity, irregularity or unenforceability, in whole or in part, of the Note, any other Loan Document or any obligation of Borrower thereunder; or (v) any other action or circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor, other than the indefeasible payment and performance in full of the Guaranteed Obligations or the cancellation, discharge and satisfaction thereof at the Closing in accordance with Section 8 of the Note. Nothing in this Section shall expand Guarantor’s liability beyond the obligations of Borrower under the Note.

5. Defined Terms. Capitalized terms used but not defined in this Guaranty have the meanings given to them in the Note. As used herein, the following terms have the meanings set forth below:

(a) “Closing” has the meaning given to such term in the Note.

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person; and “control” means the direct or indirect power to direct or cause the direction of the management and policies of a Person, whether through ownership, contract or otherwise.

(c) “Enforcement Costs” means the Expenses and any other reasonable out-of-pocket costs and expenses incurred by Lender in enforcing this Guaranty, including reasonable attorneys’ fees, in each case to the extent permitted by applicable law.

(d) “Exchange Agreement” means the Share Exchange Agreement dated as of February 11, 2026 among Lender, Borrower, Guarantor and Simulacra Corporation, as the same may be amended, modified or supplemented from time to time.

(e) “Person” means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, governmental authority or other entity.

6. Preservation of Loan Documents. Guarantor will not cause or permit Borrower to take or fail to take any action for the purpose of impairing the enforceability of the Loan Documents or creating a defense to Guarantor’s obligations hereunder, subject to Borrower’s and Guarantor’s express rights under the Note and the Exchange Agreement, including Section 8 of the Note.

7. Payments; Certain Waivers. Guarantor waives presentment, demand (except as expressly required by Section 3 hereof or the Note), protest, notice of acceptance of this Guaranty, and notice of default (except as expressly required by Section 3 hereof or the Note). Guarantor also waives any right to require a marshalling of Borrower’s assets. Guarantor expressly retains all rights of subrogation, contribution, indemnification, set-off, and reimbursement that Guarantor may have against Borrower or any other Person; provided, however, that Guarantor shall defer the enforcement or exercise of any such rights, and such rights shall be subordinate to Lender’s right to payment under the Note, solely during such time as any Guaranteed Obligations remain outstanding and unpaid. Immediately upon the indefeasible payment of the Guaranteed Obligations or the automatic cancellation, discharge, and satisfaction of the Guaranteed Obligations at the Closing pursuant to Section 8 of the Note, all such subrogation, contribution, indemnification, set-off, and reimbursement rights of Guarantor shall automatically be fully unencumbered, reinstated, and enforceable without further action by any party.

8. Reinstatement. Except for the cancellation, discharge and satisfaction of this Guaranty and the Guaranteed Obligations at the Closing pursuant to Section 8 of the Note, this Guaranty shall continue to be effective or shall be reinstated automatically, as applicable, if any payment of a Guaranteed Obligation is rescinded or otherwise must be restored or returned by Lender as a preference, fraudulent transfer or otherwise in connection with an insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower. In that event, all reasonable Enforcement Costs incurred by Lender in defending or enforcing such continuance or reinstatement shall be included in the Expenses guaranteed under Section 2.

9. Litigation; Compliance with Judgments. Guarantor represents and warrants that there are no actions, suits or proceedings pending or, to Guarantor’s knowledge, threatened against Guarantor, at law, in equity or before any governmental authority, that would reasonably be expected to have a material adverse effect on Guarantor’s ability to perform its obligations hereunder. To Guarantor’s knowledge, Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or governmental authority that would reasonably be expected to have such an effect.

10. Authorization and Enforceability; No Conflicts. Guarantor represents and warrants that it has full power and authority to enter into and perform its obligations under this Guaranty; the execution, delivery and performance of this Guaranty have been authorized by all necessary corporate action; and this Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other legal or equitable principles now or hereafter in effect generally affecting creditors’ rights and remedies. Guarantor further represents and warrants that the execution, delivery and performance of this Guaranty do not and will not violate Guarantor’s organizational documents, applicable law or any material agreement binding on Guarantor or its assets.

11. Compliance with Laws. Guarantor represents and warrants that the execution, delivery and performance of this Guaranty do not and will not violate any applicable federal, state, provincial or local law, rule, regulation, ordinance, order, writ, judgment, injunction, decree, determination or award, or require any filing, registration, consent or approval thereunder, except for any filing, registration, consent or approval that has been made or obtained and remains in full force and effect.

12. Accuracy of Information; Full Disclosure. Guarantor represents and warrants that no document, financial statement, report, notice, schedule, certificate, statement or other writing furnished by or on behalf of Guarantor to Lender in connection with this Guaranty or the Loans contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case as of the date furnished.

13. Non-Waiver; Remedies Cumulative. No failure or delay by Lender in exercising any right, power or privilege under any Loan Document or this Guaranty shall operate as a waiver thereof or constitute acquiescence in any default by Borrower or Guarantor. A waiver on one occasion shall not bar the exercise of any right or remedy on a future occasion. Subject to the Note, the rights and remedies provided in the Loan Documents and this Guaranty are cumulative and are not exclusive of any rights or remedies provided by law.

14. Transfers of Interests in Loans. Lender may sell, assign or transfer the Note, this Guaranty or any interest therein only as permitted by Section 16(c) of the Note. Guarantor consents to Lender’s disclosure of the Loan Documents and information relating to Borrower or Guarantor to any prospective or actual transferee in connection with a transfer permitted by the Note, subject to applicable law and customary confidentiality obligations.

15. Subordination of Guarantor Loans. Any indebtedness now or hereafter owed by Borrower to Guarantor or any Affiliate of Guarantor is and shall remain subordinate to the Guaranteed Obligations. Guarantor shall not accept any payment of principal or interest on such indebtedness while prohibited by Sections 1 or 9 of the Note. This Section shall cease to apply when the Guaranteed Obligations have been indefeasibly paid and performed in full or otherwise discharged in accordance with Section 8 of the Note.

16. Severability. If any provision of this Guaranty, or its application to any Person or circumstance, is prohibited or unenforceable in any jurisdiction, such provision shall be ineffective in that jurisdiction only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Guaranty or the application of such provision to any other Person, circumstance or jurisdiction.

17. Entire Agreement; Amendments. This Guaranty contains the entire agreement of Guarantor and Lender with respect to its subject matter and supersedes all prior oral or written agreements or statements relating to such subject matter. No provision of this Guaranty may be waived, amended or terminated except by a written instrument signed by Guarantor and Lender; provided that this sentence shall not limit the automatic cancellation, discharge and satisfaction provided by Section 8 of the Note.

18. Successors and Assigns. This Guaranty shall bind Guarantor and its successors and permitted assigns and shall inure to the benefit of Lender and its successors and permitted assigns. Neither this Guaranty nor any right hereunder may be assigned or transferred except in connection with a transfer of the Note permitted by Section 16(c) of the Note.

19. Arbitration; Waiver of Trial by Jury. This Note and all actions arising out of or in connection herewith or therewith shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state, country or jurisdiction. Any dispute, claim, or controversy arising out of or relating to this Note, the other Loan Documents, or the breach, termination, enforcement, interpretation, or validity thereof, shall be resolved exclusively by final and binding arbitration administered by JAMS in accordance with its Comprehensive Arbitration Rules and Procedures then in effect. The arbitration shall be conducted by a single arbitrator (mutually agreed upon by the Borrower and the Lender) in Wilmington, Delaware. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, either party may seek temporary, preliminary, or permanent injunctive relief or other equitable remedies from the arbitrator, and any court having jurisdiction may grant provisional remedies in aid of arbitration and enforce any arbitral award. EACH PARTY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY OR TO LITIGATE ANY DISPUTE IN COURT, EXCEPT AS NECESSARY TO ENFORCE THIS ARBITRATION PROVISION OR AN ARBITRATION AWARD.

20. Provisional Remedies; Enforcement of Awards. Notwithstanding Section 19, either Guarantor or Lender may seek temporary, preliminary or permanent injunctive relief or other equitable remedies from the arbitrator, and any court having jurisdiction may grant provisional remedies in aid of arbitration and enforce any arbitral award.

21. Governing Law. This Guaranty and all actions arising out of or in connection with it shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict-of-laws provisions of the State of Delaware or any other jurisdiction.

22. Section Headings. The section headings and captions in this Guaranty are for convenience only and do not affect its interpretation or construction.

23. Liability Unaffected by Release. Except for the cancellation and discharge provided by Section 8 of the Note or an express written release of Guarantor by Lender, any release of Borrower or any other Person liable for a Guaranteed Obligation shall not affect Guarantor’s liability under this Guaranty.

24. Notices. All notices and other communications under this Guaranty shall be given in the manner provided in Section 16(a) of the Note and, in the case of Guarantor, shall be sent to Guarantor at the address specified for Guarantor in the Note or to such other address as Guarantor may designate by notice given in accordance with this Section.

25. Principles of Construction. All references to sections, schedules and exhibits are to sections, schedules and exhibits of or to this Guaranty unless otherwise specified. The words “hereof,” “herein” and “hereunder” refer to this Guaranty as a whole. The recitals are part of this Guaranty, and all attached exhibits and schedules, if any, are incorporated by reference. Defined terms apply equally to singular and plural forms; “including” means “including without limitation”; and references to any agreement include amendments, modifications and supplements made in accordance with its terms.

26. Counterparts; Electronic Signatures. This Guaranty may be executed in counterparts, each of which is deemed an original and all of which together constitute one instrument. Signatures delivered by electronic transmission, including by PDF or other electronic means, shall be effective as originals.

27. TSXV Conditionality. Notwithstanding anything herein to the contrary, the enforceability of this Guaranty is subject to the receipt of all required regulatory approvals, including the acceptance of the TSX Venture Exchange.

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

GUARANTOR:

REALBOTIX CORP.

By:
Name:
Title:

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